CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Harvest Restaurant Group, Inc. of our report dated
March 27, 1998, relating to the financial statements of Harvest Restaurant Group, Inc. for the year ended December 28, 1997.


/s/ Akin, Doherty, Klein, & Fuege
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Akin, Doherty, Klein, & Fuege, P.C.
Certified Public Accountants

San Antonio, Texas
October 13, 1998